Exhibit 4.7
SUPPLEMENTAL INDENTURE NO. 1
Supplemental Indenture No. 1 (this “Supplemental Indenture”), dated as of February 4, 2021, among Realogy Group LLC, a Delaware limited liability company (the “Issuer”), Realogy Co-Issuer Corp., a Florida corporation (the “Co-Issuer” and, together with the Issuer, the “Issuers”), Realogy Holdings Corp., a Delaware corporation and the indirect parent of the Issuer (“Holdings”), the subsidiary guarantors listed on the signature pages hereto (together with Holdings, the “Note Guarantors”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).
W I T N E S S E T H
WHEREAS, each of the Issuers and the Note Guarantors has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of January 11, 2021, providing for the issuance of an unlimited aggregate principal amount of 5.750% Senior Notes due 2029 (the “Initial Notes”);
WHEREAS, Section 2.01 of the Indenture provides that Additional Notes (as defined in the Indenture) ranking pari passu with the Initial Notes may be created and issued from time to time by the Issuers (subject to the Issuers’ compliance with Section 4.09 of the Indenture) without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise as the Initial Notes;
WHEREAS, the Issuers and the Note Guarantors desire to execute and deliver this Supplemental Indenture for the purpose of issuing $300,000,000 in aggregate principal amount of Additional Notes, having terms substantially identical in all material respects to the Initial Notes (together with the Initial Notes, the “Notes”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
(1)    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
(2)    Additional Notes. As of the date hereof, the Issuers will issue the Additional Notes under the Indenture, having terms substantially identical in all material respects to the Initial Notes, at an issue price of 101.500% of the principal amount, plus accrued and unpaid interest from January 11, 2021. The Initial Notes and the Additional Notes shall be treated as a single class of securities for all purposes under the Indenture.
(3)    Authentication of Additional Notes. The Trustee shall, pursuant to an Authentication Order delivered in accordance with Section 2.02 of the Indenture, authenticate and deliver the Additional Notes for an aggregate principal amount specified in such Authentication Order.
(4)    Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
(5)    No Recourse Against Others. No director, officer, employee, manager, incorporator or holder of any Equity Interest of the Issuers, Holdings or any Note Guarantor or any direct or indirect parent corporation, as such, shall have any liability for any obligations of the Issuers, Holdings or the Note Guarantors under the Notes, the Holdings Guarantee, the Note Guarantees, the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Additional Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Additional Notes.
(6)    Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
(7)    Counterparts/Originals. This Supplemental Indenture shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature, (ii) a faxed, scanned, or photocopied manual signature or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic sig-natures law, in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature of this Supplemental Indenture shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity there-of. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument.
(8)    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
(9)    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuers and the Note Guarantors.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

REALOGY GROUP LLC, as Issuer

By: /s/ Charlotte C. Simonelli
Name:    Charlotte C. Simonelli
Title:     Executive Vice President, Chief Financial Officer and Treasurer

REALOGY CO-ISSUER CORP., as Co-Issuer

By: /s/ Charlotte C. Simonelli
Name:    Charlotte C. Simonelli
Title:     Executive Vice President and Treasurer

REALOGY HOLDINGS CORP., as Holdings

By: /s/ Charlotte C. Simonelli
Name:    Charlotte C. Simonelli
Title:     Executive Vice President, Chief Financial Officer and Treasurer

Signature Page to Supplemental Indenture No. 1

ALPHA REFERRAL NETWORK LLC
BETTER HOMES AND GARDENS REAL ESTATE LICENSEE LLC
BETTER HOMES AND GARDENS REAL ESTATE LLC
BURGDORFF LLC
BURNET REALTY LLC
CAREER DEVELOPMENT CENTER, LLC
CARTUS CORPORATION
CB COMMERCIAL NRT PENNSYLVANIA LLC
CDRE TM LLC
CENTURY 21 REAL ESTATE LLC
CGRN, INC.
CLIMB FRANCHISE SYSTEMS LLC
CLIMB REAL ESTATE, INC.
CLIMB REAL ESTATE LLC
COLDWELL BANKER COMMERCIAL PACIFIC PROPERTIES LLC
COLDWELL BANKER LLC
COLDWELL BANKER NRT REALVITALIZE INC.
COLDWELL BANKER NRT REALVITALIZE LLC.
COLDWELL BANKER PACIFIC PROPERTIES LLC
COLDWELL BANKER REAL ESTATE LLC
COLDWELL BANKER REAL ESTATE SERVICES LLC
COLDWELL BANKER RESIDENTIAL BROKERAGE LLC
COLDWELL BANKER RESIDENTIAL REAL ESTATE LLC
COLDWELL BANKER RESIDENTIAL REFERRAL NETWORK
COLDWELL BANKER RESIDENTIAL REFERRAL NETWORK, INC.
COLORADO COMMERCIAL, LLC
CORCORAN GROUP LLC
ERA FRANCHISE SYSTEMS LLC
Signature Page to Supplemental Indenture No. 1

ESTATELY, INC.
HFS.COM CONNECTICUT REAL ESTATE LLC
HFS.COM REAL ESTATE INCORPORATED
HFS.COM REAL ESTATE LLC
HFS LLC
HOME REFERRAL NETWORK LLC
JACK GAUGHEN LLC
LAKECREST TITLE, LLC
LAND TITLE AND ESCROW, INC.
MARTHA TURNER PROPERTIES, L.P.
MARTHA TURNER SOTHEBY’S INTERNATIONAL REALTY REFERRAL COMPANY LLC
MTPGP, LLC
NRT ARIZONA COMMERCIAL LLC
NRT ARIZONA LLC
NRT ARIZONA REFERRAL LLC
NRT CALIFORNIA INCORPORATED
NRT CAROLINAS LLC
NRT CAROLINAS REFERRAL NETWORK LLC
NRT COLORADO LLC
NRT COLUMBUS LLC
NRT COMMERCIAL LLC
NRT DEVELOPMENT ADVISORS LLC
NRT DEVONSHIRE LLC
NRT DEVONSHIRE WEST LLC
NRT FLORIDA LLC
NRT HAWAII REFERRAL, LLC
NRT MID-ATLANTIC LLC
NRT MISSOURI LLC
NRT MISSOURI REFERRAL NETWORK LLC
NRT NEW ENGLAND LLC
NRT NEW YORK LLC
NRT NORTHFORK LLC
NRT PHILADELPHIA LLC
NRT PITTSBURGH LLC
NRT QUEENS LLC
NRT REFERRAL NETWORK LLC
NRT RELOCATION LLC
Signature Page to Supplemental Indenture No. 1

NRT REOEXPERTS LLC
NRT SUNSHINE INC
NRT TEXAS LLC
NRT UTAH LLC
NRT VACATION RENTALS ARIZONA LLC
NRT VACATION RENTALS CALIFORNIA, INC.
NRT VACATION RENTALS DELAWARE LLC
NRT VACATION RENTALS FLORIDA LLC
NRT VACATION RENTALS MARYLAND LLC
NRT ZIPREALTY LLC
ONCOR INTERNATIONAL LLC
REAL ESTATE REFERRAL LLC
REAL ESTATE REFERRALS LLC
REAL ESTATE SERVICES LLC
REALOGY BROKERAGE GROUP LLC
REALOGY FRANCHISE GROUP LLC
REALOGY GLOBAL SERVICES LLC
REALOGY INSURANCE AGENCY, INC.
REALOGY LEAD MANAGEMENT SERVICES, INC.
REALOGY LICENSING LLC
REALOGY TITLE GROUP LLC
REFERRAL ASSOCIATES OF NEW ENGLAND LLC
REFERRAL NETWORK LLC
REFERRAL NETWORK PLUS, INC.
REFERRAL NETWORK, LLC
SECURED LAND TRANSFERS LLC
SOTHEBY’S INTERNATIONAL REALTY AFFILIATES LLC
SOTHEBY’S INTERNATIONAL REALTY GLOBAL DEVELOPMENT ADVISORS LLC
SOTHEBY’S INTERNATIONAL REALTY LICENSEE LLC
SOTHEBY’S INTERNATIONAL REALTY REFERRAL COMPANY INC. (CA)
SOTHEBY’S INTERNATIONAL REALTY REFERRAL COMPANY, LLC (DE)
SOTHEBY’S INTERNATIONAL REALTY, INC.
Signature Page to Supplemental Indenture No. 1

THE SUNSHINE GROUP, LTD.
TITLE RESOURCE GROUP AFFILIATES HOLDINGS LLC
TITLE RESOURCE GROUP HOLDINGS LLC
TITLE RESOURCE GROUP SETTLEMENT SERVICES, LLC
TRG MARYLAND HOLDINGS LLC
TRG SETTLEMENT SERVICES, LLP
ZAPLABS LLC

By: /s/ Charlotte C. Simonelli
Name: Charlotte C. Simonelli
Title:    Executive Vice President and Treasurer

Signature Page to Supplemental Indenture No. 1

REALOGY OPERATIONS LLC
REALOGY SERVICES GROUP LLC
REALOGY SERVICES VENTURE PARTNER LLC
TRG VENTURE PARTNER LLC

By: /s/ Charlotte C. Simonelli
Name: Charlotte C. Simonelli
Title:    Executive Vice President, Chief Financial Officer and Treasurer

Signature Page to Supplemental Indenture No. 1

CASE TITLE COMPANY
CORNERSTONE TITLE COMPANY
EQUITY TITLE COMPANY
EQUITY TITLE MESSENGER SERVICE HOLDING LLC
GUARDIAN HOLDING COMPANY

By: /s/ Sriram Someshwara
Name: Sriram Someshwara
Title: Senior Vice President and Chief Financial Officer

Signature Page to Supplemental Indenture No. 1

COLDWELL BANKER RESIDENTIAL BROKERAGE COMPANY

By: /s/ Thomas N. Rispoli
Name:    Thomas N. Rispoli
Title:    Senior Vice President and Treasurer

Signature Page to Supplemental Indenture No. 1

NRT WEST, INC.

By: /s/ Troy B. McBride
Name:    Troy B. McBride
Title:    Regional Chief Financial Officer and Treasurer
Signature Page to Supplemental Indenture No. 1

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By: /s/ Manjari Purkayastha
Name: Manjari Purkayastha
Title: Vice President

Signature Page to Supplemental Indenture No. 1